Exhibit 99.1

Athena Technology Acquisition Corp. II Announces the Separate Trading of its Class A Common Stock and Warrants

New York, NY, Jan. 26, 2022 – Athena Technology Acquisition Corp. II (NYSE: ATEK.U) (“Athena Technology II” or the “Company”) announced today that, commencing January 28, 2022, holders of the 25,375,000 units sold in the Company’s initial public offering (which amount includes the partial exercise of the underwriters’ over-allotment option to purchase an additional 375,000 units) may elect to separately trade the Company’s Class A common stock and warrants included in the units.

Shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange under the symbols “ATEK” and “ATEK WS,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Those units not separated will continue to trade under the New York Stock Exchange symbol “ATEK.U.” Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company's transfer agent, in order to separate the units into shares of Class A common stock and warrants.

Athena Technology II is the third all-women Athena SPAC founded by Isabelle Freidheim, following Athena Technology Acquisition Corp., which was the first all-women SPAC to announce a business combination, and Athena Consumer Acquisition Corp., which closed on its public offering in October 2021. In addition to Isabelle Freidheim and Kirthiga Reddy, Anna Apostolova serves on the management team as Chief Financial Officer, and Sharon Brown-Hruska, Judith Rodin and Randi Zuckerberg serve on the Company’s Board of Directors.

Beyond its management team and Board, Athena has attracted an experienced team of Advisors, which includes Trier Bryant, Minneola Ingersoll, Dolly Singh, Andrea Tarbox, and Wei Zhang.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the technology sector.

Citigroup Global Markets Inc. ("Citigroup") served as sole bookrunner and representative of the underwriters, and Roberts & Ryan Investments, Inc., Siebert Williams Shank & Co., LLC and Tigress Financial Partners LLC acted as co-managers of the offering.

The offering was made only by means of a prospectus, copies of which may be obtained by contacting Citigroup, Attention Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY, 11717, or by phone at 800-831-9146.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on December 9, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the "Risk Factors" section of the Company's registration statement for the Company's initial public offering filed with the SEC. Copies of the Company's registration statement are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Isabelle Freidheim

Chairman of the Board and Chief Executive Officer

c/o Athena Technology Acquisition Corp. II

442 5th Avenue

New York, NY 10018

Telephone: (970) 925-1572

Media Contact

Jacalyn Lawton

Lambert & Co.

Mobile: (918) 916-1905

Email: athena@lambert.com